                                                                         [LIBOR]


                                 PROMISSORY NOTE


DATE OF NOTE:  As of March 14th, 1997

NOTE AMOUNT:   $8,725,000.00

MATURITY DATE: The Payment Date in April, 1999.



     FOR VALUE RECEIVED, the undersigned having an address c/o 6116 North Central Expressway, Suite 1313, Dallas, Texas 75206, as maker (hereinafter referred to as "MAKER"), does hereby covenant and promise to pay, in immediately available funds, to the order of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware corporation having an address at 11 Madison Avenue, New York, New York 10010 (hereinafter referred to as "PAYEE"), or at such other place as Payee may from time to time designate in writing, the principal sum of Eight Million Seven Hundred Twenty Five Thousand and No/100 Dollars ($8,725,000.00), in legal tender of the United States, without any counterclaim, set or deductions whatsoever, and all other amounts due or becoming due hereunder, with interest thereon from the date hereof at the Interest Rate (as hereinafter defined), to be paid in lawful money of the United States of America, as herein provided.

     Interest, as calculated herein, shall be computed for any Payment Date on the basis of a 360 day year for the actual number of days elapsed on so much of the Principal Amount as is outstanding as of the last day of the month preceding such Payment Date.

     SECTION 1.  DEFINITIONS

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized

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terms not otherwise defined herein shall have the meanings ascribed to them in the Mortgage.

     "DUE DATE" shall have the meaning set forth in Section 2.01(b) hereof.

     "FIRST LIBOR REFERENCE PERIOD" shall mean the period commencing on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs.

     "INTEREST DETERMINATION DATE" shall mean the second LIBOR Business Day prior to the Payment Date. The LIBOR rate set on the Interest Determination Date shall be in effect for the Interest Accrual Period immediately following such Interest Determination Date.

     "INTEREST RATE" shall mean the rate per annum (expressed as a percentage) equal to the LIBOR Rate plus the LIBOR Margin except for the First LIBOR Reference Period for which the Interest Rate shall be 8.9375%.

     "LIBOR BUSINESS DAY" shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.

     "LIBOR MARGIN" shall mean from the closing date through and including the Maturity Date, three hundred and fifty (350) basis points per annum.

     "LIBOR RATE" shall mean the London interbank offered rate for thirty (30) day United States Dollar deposits in an amount of $1,000,000 or more established by the Payee in accordance with the terms of this Note on each Interest Determination Date.

     "LOAN AMOUNT" shall mean Eight Million Seven Hundred Twenty Five Thousand and no/100 Dollars ($8,725,000.00).

     "MATURITY DATE" shall have the meaning set forth in Section 2.01(a)(ii) hereof.

     "MAXIMUM AMOUNT" shall have the meaning set forth in Section 4.07 hereof.

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     "MORTGAGES" shall have the meaning set forth in Section 3.01 hereof.

     "PAYMENT" shall have the meaning set forth in Section 2.02(a) hereof.

     "PRINCIPAL PAYMENTS" shall have the meaning set forth in Section 2.01(a)(ii) hereof.

     "PRINCIPALS" shall have the meaning set forth in Section 4.04 hereof.

     "REUTERS SCREEN LIBO PAGE" shall mean the display page designated as "LIBO" on the Reuters Monitor Money Rates Service.

     SECTION 2.  INTEREST AND AMORTIZATION PAYMENTS

     Section 2.01. (a) Payments under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:

            (i) interest shall be due and payable on each and every Payment Date at the Interest Rate in effect for the Interest Accrual Period ending on the day preceding the Payment Date; and

          (ii) the entire outstanding Principal Amount, together with all accrued and unpaid interest and any other charges due hereon shall be due and payable April 1, 1999 (the "MATURITY DATE").

     (b) To the extent Payments are or become due and payable under this Note or any of the other Loan Documents on a day (the "DUE DATE") which is not a Business Day, such Payments are and shall be due and payable on the first Business Day immediately following the Due Date for such Payments and in such event, the interest which accrues on the Loan from the Due Date to the first Business Day immediately following the Due Date shall not be due and payable until the next succeeding Due Date and shall not be compounded.

     (c) On each Interest Determination Date until all sums due under this Note and the other Loan Documents have been paid in

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full, the LIBOR Rate shall be the rate (expressed as a percentage per annum)
for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (or on such page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate all as determined by Payee in its sole but good faith discretion) as of 11:00 a.m., London time, of such Interest Determination Date to the extent available. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, the LIBOR Rate will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Payee will request the principal London office of any four (4) major reference banks in the London interbank market selected by the Payee in its sole discretion to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one (1) month period as of 11:00 a.m., London time, on such Interest Determination Date for amounts of not less than $1,000,000.00. If at least two such offered quotations are so provided, the LIBOR Rate will be the arithmetic mean of such quotation. If fewer than two such quotations are so provided, the Payee will request any three (3) major banks in New York City selected by the Payee in its sole discretion to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m. New York City time, on the applicable Interest Determination Date for amounts of not less than $1,000,000.00. If at least two such rates are so provided, the LIBOR Rate will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the LIBOR Rate will be the LIBOR Rate in effect on the preceding Interest Determination Date. The LIBOR Rate for any Interest Accrual Period shall be adjusted from time to time, by increasing the rate thereof to compensate Payee for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transactional adjustments or other

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scheduled changes in reserve requirements during any Interest Accrual Period)
which are required to be maintained by Payee with respect to "Eurodollar liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Payee. The establishment of the LIBOR Rate on each Interest Determination Date by the Payee and the Payee's calculation of the rate of interest applicable to this Note shall (in the absence of manifest error) be final and binding.

     (d) If any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or any change therein or in the interpretation or application thereof, shall make it unlawful for the Payee to make or maintain the interest rate based upon the LIBOR Rate plus the LIBOR Margin or to give effect to its obligations as contemplated hereby, then upon notice by the Payee to Maker, the Interest Rate shall be automatically converted to the interest rate which was established on the immediately preceding Interest Determination Date.

     Section 2.02.  APPLICATION OF PAYMENTS.

     (a) Each and every payment (a "PAYMENT") made by Maker to Payee in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Payee with respect to the Debt shall be applied as follows:

          (1)  Payments, other than Unscheduled Payments, shall be applied
     (i) first, to all interest (other than Default Rate Interest) which shall be due and payable pursuant to the terms hereof as of the date the Payment is received (including any Interest Shortfalls and interest thereon to the extend permitted by applicable law); and (ii) second, to all Late Charges, Default Rate Interest or premiums, if any, and other sums payable hereunder or under the other Loan Documents (other than those sums included in clauses (i) and (ii)

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     of this Section 2.02(a)(1)) in such order and priority as determined by
     Payee in its sole discretion.

          (2) Unscheduled Payments shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received (i) first, to the Principal Amount until the entire outstanding Principal Amount has been fully paid, and (ii) second, the balance, if any, in the manner provided in subparagraph (1) above of this Section 2.02(a) (to the extent applicable after giving effect to any payments previously made pursuant to this Section 2.02).

     (b) To the extent that Maker makes a Payment or Payee receives any Payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied by such Payment or proceeds shall be revived and continue as if such Payment or proceeds had not been received by Payee.

     Section 2.03. DEFAULT RATE. Time is of the essence with respect to the times set forth herein for the repayment of the Principal Amount and the interest thereon. Should any amounts due hereunder or under any other Loan Document not be paid in full on the date when the same shall be due and payable (whether by acceleration, prepayment permitted hereunder or otherwise), then in such event, the rate of interest to be paid on the entire Principal Amount of this Note and all such other amounts shall be increased to the Default Rate and shall be computed from the Due Date through and including the date, if any, upon which such Default is fully cured. The foregoing provisions shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgages or any other Loan Document, nor shall it be construed to limit in any way the application of the Default Rate.

     Section 2.04. VOLUNTARY PREPAYMENTS. Maker shall be permitted to repay the Principal Amount of this Loan only on the terms and conditions and to the extent provided in Article XV of

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the Mortgages.  All such repayments shall be applied in accordance with
Section 2.02(a)(2) hereof.

     SECTION 3.  DEFAULTS

     Section 3.01. DEFAULTS. This Note is secured, INTER ALIA, by (i) certain mortgages, deeds of trust and deeds to secure debt, security agreements, assignments of rents and fixture filings (each herein referred to as a "MORTGAGE" and collectively as the "MORTGAGES") all of even date herewith covering property, of Maker, as more particularly described in each Mortgage, and (ii) certain assignments of leases and rents and security deposits of even date herewith made by Maker. All terms, covenants, conditions and agreements of the Loan Documents, including without limitation, the Mortgages, and the due on sale provision contained within the Mortgages, hereby constitute part of this Note, as if the same had been fully set forth herein. The Mortgages specify various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Each Event of Default under the Mortgages shall be an Event of Default hereunder.

     Section 3.02. REMEDIES. If an Event of Default shall occur hereunder or under any other Loan Documents, interest on the principal Amount and, to the extent permitted by applicable law, all accrued but unpaid interest on the Principal Amount shall, commencing on the date of the occurrence of such Event of Default, at the option of Payee, immediately and without notice to Maker, accrue interest at the Default Rate until such Event of Default is cured. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgage, or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Default or to exercise any other remedy available to Payee relating to such Default. If there is more than one Maker of this Note, subject to the provisions of Section 4.04 hereof, the undersigned Persons shall each be jointly and severally liable to pay the entire Loan Amount and all other sums becoming due hereunder or under the other Loan Documents.

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     SECTION 4.  MISCELLANEOUS

     Section 4.01. WAIVERS. (a) Maker acknowledges that the Loan evidenced by this Note is a commercial transaction and, to the fullest extent permitted by Legal Requirements, as to this Note, the Mortgages and any other Loan Documents securing this Note, Maker hereby waives all applicable exemption rights, whether under the constitution of the State of New York or otherwise and also waives valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and, except as specifically provided herein or in the other Loan Documents, all other notices or demands to the fullest extent permitted pursuant to Legal Requirements, and hereby expressly agrees that the maturity of this Note or payment hereunder, may be extended from time to time without in any way affecting the liability of Maker or of any guarantor of this Note. No notice to, or demand on Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Maker further consents to the release of any Person liable for this obligation without affecting the liability of any other party hereto or any guarantor hereof. The remedies of Payee provided herein, in the Mortgages and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively, or together, at the sole discretion of Payee, and may be exercised as often as the occasion therefor shall occur. Any delay on the part of Payee in exercising any right hereunder shall not operate as a waiver of any right, and any waiver granted for one occasion shall not operate as a waiver in the event of a subsequent Default.

     (b) No modification, amendment, extension, discharge, termination or waiver (a "MODIFICATION") of any provision of this Note, the Mortgage or any one or more of the other Loan Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any

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Modification.  However, in the event Payee does ever agree to a Modification, such Modification shall only be upon the terms and conditions set forth in the Mortgage. All rights and remedies herein specified are intended to be cumulative and not in substitution for any right or remedy otherwise available. In any action or proceeding to recover any sum herein provided for, to the extent permitted by applicable Legal Requirements, no defense of adequacy of security, or that resort must first be had to any other Person, shall be asserted. All references herein to Maker and to Payee shall be deemed to include its successors and assigns.

     Section 4.02. TAXES. Maker agrees that if, at any time, the United States of America, or any State or Commonwealth thereof or any subdivision of any such State, shall require revenue or other stamps to be affixed to this Note or the Mortgages, or impose any other tax or charges on the same, Maker will pay the same, with interest and penalties thereon, if any.

     Section 4.03. INVALIDITY. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note, and the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effect the provisions of this Note.

     Section 4.04.  EXCULPATION.

          Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the obligations of Maker hereunder shall be non-recourse except with respect to the Mortgaged Property, which for the purposes of this Note shall be deemed to include the term Trust Property, if applicable, and as otherwise provided in Section 18.32 of the Mortgage, the terms of which are incorporated herein.

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     Section 4.05.  GOVERNING LAW.  (a)  This Note was negotiated in New York, and delivered by Maker and accepted by Payee in the State of New York, and the proceeds of this Note were disbursed from New York, which State Maker agrees has a substantial relationship to Payee and Maker and to the transaction embodied hereby, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance. This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State (without regard to the conflicts of law rules thereof) and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant to the Mortgages and pursuant to the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Cross-collateralized Property is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the obligations arising hereunder or thereunder. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

     (b) Any legal suit, action or proceeding against Maker or Payee arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint the Secretary of the State of New York as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Mortgages,

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shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding in the State of New York. Maker (i) shall give prompt notice to the Payee of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and
(iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

     Section 4.06. FURTHER ASSURANCES. Maker shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Payee all documents, and take all actions, required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Maker intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; PROVIDED, HOWEVER, that no such further actions, assurances and confirmations shall increase Maker's obligations under this Note.

     Section 4.07. MAXIMUM AMOUNT. (a) It is the intention of Maker and Payee to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Maker and Payee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Payee as interest hereunder or under the other Loan Documents exceed the maximum permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder, in respect of

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laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this Section 4.07 shall control and supersede every other provision of all agreements between Maker or any endorser and Payee.

     (b) If under any circumstances Payee shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Loan Amount owing hereunder and any other obligation of Maker in favor of Payee, and shall be so applied in accordance with Section 2.2 hereof, or if such excessive interest exceeds the unpaid balance of the Loan Amount and any other obligation of Maker in favor of Payee, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker.

     Section 4.08. COSTS OF COLLECTION. Maker agrees to pay all costs and expenses of collection incurred by Payee, in addition to principal, interest, and premiums, if any, and Late Charges, including, without limitation, reasonable attorneys' fees and disbursements, all costs and expenses incurred in connection with the pursuit by Payee of any of its rights or remedies hereunder, under the Mortgages or any of the other Loan Documents or the protection of or realization of collateral or in connection with Payee's collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand with interest thereon to be calculated at the Default Rate and shall be secured by the Mortgages and all other collateral at any time held by Payee as security for Maker's obligations to Payee.

     Section 4.09. WAIVER OF JURY TRIAL. Maker, to the fullest extent it may lawfully do so, waives any right it may have to trial by jury in any action, including, without limitation, any tort action, to interpose any counterclaim in any action (other than a compulsory counterclaim), and to have the same consolidated with any other or separate action brought on or with respect to this Note, the Mortgages or any other Loan Document.

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     Section 4.10.  HEADINGS.  The section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

     Section 4.11. PARTICIPATION. Payee shall have the right to transfer, sell and assign this Note in whole, but not in part, the Mortgages and/or any of the other Loan Documents, and to transfer, assign or sell participation and subparticipations (including blind or undisclosed participation and subparticipations) in the Mortgages and the other Loan Documents and the obligations hereunder to any Person; provided, however, that no participation shall increase, decrease or otherwise affect either Maker's or Payee's obligations hereunder, under the Mortgages or under any of the other Loan Documents.

     Section 4.12. LATE PAYMENT CHARGE. If any portion of the Debt is not paid in full within five (5) days after the date on which it is due and payable hereunder, Maker shall pay to Payee an amount equal to three percent (3%) of such unpaid portion of the Debt to defray the expense incurred by Payee in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

     Section 4.13   SEVERABILITY.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.










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     IN WITNESS WHEREOF, this Note has been duly executed by Maker, as of the day and year first above written.

Witness:                                    HOST VENTURES, INC., Maker,
                                            a Maryland Corporation,



                                            By: /s/ Michael S. McNulty
                                               ------------------------------
                                                    Michael S. McNulty
                                                         President








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